UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2018

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 19, 2018, the Company appointed Eric L. Palomaki, age 36, to serve as the Company's Vice President of Operations. Prior to joining the Company, Mr. Palomaki was the Vice President of Advanced Manufacturing Engineering at Acuity Brands Lighting, a commercial lighting company with 12,000 employees generating $3.5 billion annually. Prior to Acuity Brands, Mr. Palomaki served in multiple roles in the automotive industry for North American Lighting, TRW Automotive and Borg Warner Automotive.  Mr. Palomaki holds an Executive Master of Business Administration from Jack Welch Management Institute and a Bachelor of Science, Mechanical Engineering from Rensselaer Polytechnic Institute.

In connection with his appointment, Mr. Palomaki and the Company have entered into an Executive Severance Agreement (the "Severance Agreement") in substantially the same form as the executive severance agreements entered into by the Company and each of its other executive officers and included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Severance Agreement provides that upon a Change in Control (as defined in the Severance Agreement) Mr. Palomaki shall be entitled to receive his then-current base salary for the remainder of the term of the Severance Agreement, as extended, together with any health, dental, life, disability or other benefits as he was then entitled to receive. If within the two-year period following a Change in Control, the Company terminates Mr. Palomaki other than for "Cause" (as defined in the Severance Agreement) or for death or disability (as defined in the Severance Agreement), Mr. Palomaki shall be entitled to certain payments and benefits, including (i) a severance benefit equal to the sum of (a) a multiple of his average base salary for the past five (5) years (or such lesser period), plus (b) a multiple of his average cash bonuses earned for the past five (5) years (or such lesser period), and (ii) full vesting and removal of all restrictions on any stock and equity-based compensation awards.

Mr. Palomaki will receive an initial base salary of $240,000 per year and an initial restricted stock grant of $125,000. He will be eligible to participate in the Company's profit sharing and other benefit programs consistent with similarly situated executive officers of the Company, except that the minimum 2018 profit sharing earned will be $25,000. The Company will also provide an allowance to Mr. Palomaki to be used for temporary living expenses and relocation expenses up to a maximum of $30,000.

There are no family relationships existing between Mr. Palomaki and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Palomaki or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1

Press release announcing the hire of the Vice President of Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
September 20, 2018	By:	/s/ John P. Zimmer

Name: John P. Zimmer
Title: Vice President, Treasurer, Secretary and Chief Financial Officer